Exhibit 99.1

FOR IMMEDIATE RELEASE

AMC ENTERTAINMENT HOLDINGS, INC. AND CARMIKE CINEMAS,

INC. ANNOUNCE ELECTION DEADLINE

LEAWOOD, KANSAS (December 8, 2016) — AMC Theatres (AMC Entertainment Holdings, Inc.) (NYSE: AMC) (“AMC”) and Carmike Cinemas, Inc. (NASDAQ: CKEC) (“Carmike”) today announced that (i) the election deadline for holders of Carmike common stock to elect the form of consideration they wish to receive in connection with the merger of Carmike with and into an indirect wholly owned subsidiary of AMC (“Merger”) is 5:00 p.m. Eastern Time, on December 14, 2016 (the “Common Stock Election Deadline”) and (ii) the election deadline for holders of Carmike common stock acquired pursuant to Carmike’s Employee Stock Purchase Plan and/or held in a Carmike managed brokerage account and holders of Carmike equity awards (collectively, the “Equity Award Holders”) is 5:00 p.m. Eastern Time, on December 9, 2016 (the “Equity Award Election Deadline”). The Common Stock Election Deadline and the Equity Award Election Deadline may be extended, in which case AMC and Carmike will announce the new deadline(s) by issuing a press release, filing a Form 8-K with the Securities and Exchange Commission (the “SEC”), and publishing the new deadline(s) on their websites. Carmike stockholders who hold shares through a bank, broker, trust company, or other nominee may have an earlier election deadline and should carefully review any instructions received from their bank, broker, trust company, or other nominee.

The Common Stock Election Form and Letter of Transmittal necessary for Carmike stockholders to make an election for their Merger consideration was mailed on October 31, 2016. The Equity Award Election Form and Letter of Transmittal necessary for Equity Award Holders to make an election for their Merger consideration was mailed on November 7, 2016. To make an election, holders of Carmike common stock and Equity Award Holders must deliver to Computershare Trust Company, N.A., the exchange agent for the transaction, prior to the respective Common Stock Election Deadline and Equity Award Election Deadline, a properly completed Common Stock Election Form and Letter of Transmittal or Equity Award Election Form and Letter of Transmittal, as applicable. Additional copies of these forms may be obtained by contacting Georgeson Inc., the information agent, at 866-695-6078 (toll-free).

As previously announced, and in accordance with the terms of the amended and restated merger agreement entered into on July 24, 2016 (the “Merger Agreement”), Carmike stockholders and Equity Award Holders are entitled to receive either (i) $33.06 in cash, without interest or (ii) 1.0819 shares of AMC Class A common stock for each share of Carmike common stock held (the “Per Share Merger Consideration”). As described in the Merger Agreement, after the elections are made, the final Per Share Merger Consideration delivered to the Carmike stockholders and Equity Award Holders will be subject to proration so that 70% of the total shares held by all Carmike stockholders will be converted into cash and 30% of the total shares held by all Carmike stockholders will be converted into shares of AMC Class A common stock. Carmike stockholders and Equity Award Holders who fail to properly make an election by the applicable Common Stock Election Deadline or Equity Award Election Deadline will be entitled to receive Per Share Merger Consideration as determined according to the allocation and proration procedures described in the Merger Agreement and the Registration Statement on Form S-4 filed in connection with the Merger (the “Registration Statement”) and other election materials filed by AMC and Carmike with the SEC or delivered to Carmike stockholders and Equity Award Holders. Therefore, there is no assurance that Carmike stockholders or Equity Award Holders will receive their election choices.

Carmike stockholders and Equity Award Holders should carefully read the Registration Statement and any other materials filed by AMC and Carmike with the SEC or delivered by AMC or Carmike before making their election. Carmike stockholders and Equity Award Holders who have questions regarding the election procedures or who wish to obtain copies of the Registration Statement and the other election materials, may contact Georgeson Inc., the information agent, at 866-695-6078 (toll-free).

About AMC Theatres

AMC is the largest movie exhibition company in the world and the guest experience leader with approximately 636 theatres and 7,623 screens worldwide, including the largest cinema operator in Europe, Odeon Cinemas Group. AMC has propelled innovation in the theatrical exhibition industry and continues today by delivering more comfort and convenience, enhanced food and beverages, greater engagement and loyalty, premium large format experiences, and targeted programming. AMC operates the most productive theatres in the United States’ top markets, having the #1 or #2 market share positions in 21 of the 25 largest metropolitan areas in the United States, including the top three markets (NY, LA, Chicago). AMC, through its Odeon subsidiary, operates in seven European countries and is the No. 1 theatre chain in the UK & Ireland, Italy and Spain. amctheatres.com

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation’s largest motion picture exhibitors. Carmike has 271 theatres with 2,923 screens in 41 states. The circuit includes 56 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 33 “BigDs,” 21 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities. Visit www.carmike.com for more information.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. AMC routinely posts information that may be important to investors in the Investor Relations section of its website, www.investor.amctheatres.com. AMC uses this website as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD, and encourages investors to consult that section of the website regularly for important information about AMC. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to the website can also visit www.investor.amctheatres.com to sign up for email Alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Similarly, statements made herein and elsewhere regarding the pending acquisition of Carmike Cinemas, Inc. (“Carmike”) and the completed acquisition of Odeon and UCI Cinemas Holdings Limited (“Odeon,” and collectively, the “acquisitions”) are also forward-looking statements, including statements regarding the anticipated closing date of the Carmike acquisition, the source and structure of financing, management’s statements about effect of the acquisitions on AMC’s future business, operations and financial performance and AMC’s ability to successfully integrate the acquisitions into its operations. These forward-looking statements are based on information available at the time the statements are made and/or managements’ good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the parties’ ability to satisfy closing conditions in the anticipated time frame or at all; obtaining regulatory approval for the Carmike acquisition, including the risk that any approval may be on terms, or subject to conditions, that are not anticipated; the possibility that the Carmike acquisition does not close, including in circumstances in which AMC would be obligated to pay Carmike a termination fee or other damages or expenses; related to financing the acquisitions, including AMC’s ability to finance the acquisitions on acceptable terms; responses of activist stockholders to the Carmike acquisition; AMC’s ability to realize expected benefits and synergies from the acquisitions; AMC’s effective implementation, and customer acceptance, of its two brand strategy;

disruption from the acquisitions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the negative effects of this announcement or the consummation of the proposed Carmike acquisition on the market price of AMC’s common stock; unexpected costs, charges or expenses relating to the acquisitions; unknown liabilities; litigation and/or regulatory actions related to the acquisitions; AMC’s significant indebtedness, including the indebtedness incurred to acquire Odeon and Carmike; AMC’s ability to utilize net operating loss carry-forwards to reduce future tax liability; continued effectiveness of AMC’s strategic initiatives; the impact of governmental regulation, including anti-trust investigations concerning potentially anticompetitive conduct, including film clearances and participation in certain joint ventures; operating a business in markets AMC has limited experience with; the United Kingdom’s exit from the European Union and other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates, changes in tax laws, regulations, rates and policies; and risks, trends, uncertainties and other facts discussed in the reports AMC and Carmike have filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC and Carmike, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 8, 2016, and Forms 10-Q filed August 1, 2016 and November 9, 2016, and the risks identified in the Form 8-K filed October 24, 2016, and in Carmike’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016, under the heading “Item 1A. Risk Factors,” and in Carmike’s subsequently filed reports with the SEC, including Forms 10-Q and 8-K, and the risks, trends and uncertainties identified in their other public filings. Neither AMC nor Carmike intends, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

AMC CONTACTS

INVESTOR RELATIONS:

John Merriwether, 866-248-3872

InvestorRelations@amctheatres.com

MEDIA CONTACTS:

Ryan Noonan, 913-213-2183

rnoonan@amctheatres.com

CARMIKE CONTACTS

INVESTOR RELATIONS:

Richard B. Hare, 706-576-3416

Chief Financial Officer

MEDIA CONTACTS:

Joele Frank, Wilkinson Brimmer Katcher

Barrett Golden or Mahmoud Siddig

212-355-4449

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